EXHIBIT 99.1

Cassava Sciences Reports First Quarter 2019 Financial Results

2019 Focus is on Fiscal Discipline and Advancing Development Pipeline

AUSTIN, Texas, April 29, 2019 (GLOBE NEWSWIRE) -- Cassava Sciences, Inc. (Nasdaq: SAVA), a biopharmaceutical company, today reported financial results for the first quarter ended March 31, 2019.  Net loss was $1.4 million, or $0.08 per share.  This compared to a net loss of $2.2 million, or $0.33 per share, for the same period in the prior year.  Cash and cash equivalents were $19.1 million as of March 31, 2019.  The Company has no debt.  Cassava Sciences utilized $0.7 million of cash during the first quarter of 2019 and expects cash use to be $5.0 - $6.0 million for full year 2019.

“As we enter 2019, our financial expectations reflect a thoughtful balance between maintaining fiscal discipline and advancing our series of product candidates aimed at Alzheimer’s disease”, said Remi Barbier, President & CEO.  “One thing that won’t change is our focus on developing potential breakthrough innovations and an unwavering dedication to improve people’s lives. This emphasis has characterized our history and remains core to our strategy for 2019 and beyond.”

Cassava Sciences is conducting a Phase 2 clinical program with its investigational drug, PTI-125, in patients with Alzheimer’s disease.  PTI-125 is designed to exert anti-neuroinflammatory effects and to restore the function of three key receptors in the brain.  The National Institutes of Health (NIH) is providing substantial scientific and financial support for the Company’s clinical program.

Cassava Sciences expects to announce results of its Phase 2a study in the second half of 2019, after study participants complete drug treatment and their data are analyzed.

Financial Highlights for First Quarter 2019

  At March 31, 2019, cash and cash equivalents were $19.1 million, compared to $19.8 million at December 31, 2018.  The company has no debt. Net cash utilized during the first quarter 2019 was $0.7 million.
  Net loss was $1.4 million compared to $2.2 million for the same period in the prior year, representing a 37% decrease.  Net loss per share was $0.08 compared to $0.33 for the same period in the prior year.
  We received research grant funding reimbursements of $0.8 million from NIH and recorded this as a reduction in research and development expenses (“R&D”).  This compared to $0.4 million of NIH grant receipts received for the same period in the prior year.
  R&D expenses were $0.6 million.  This compared to $1.1 million for the same period in the prior year, representing a 46% decrease.  The decrease was due primarily to the increase in NIH grant funding in 2019 compared to the prior year combined with a decrease in non-cash stock-based compensation expense. R&D expenses included non-cash stock related compensation costs of $0.1 million compared to $0.4 million for same period in the prior year.
  General and administrative (“G&A”) expenses were $0.9 million.  This compared to $1.1 million for the same period in the prior year, representing a 20% decrease.  G&A expenses included non-cash stock-based compensation costs of $0.2 million compared to $0.5 million for the same period in the prior year.

Our Scientific Approach
The target of PTI-125 is an altered form of filamin A (FLNA).  FLNA is a scaffolding protein found throughout the body.  The function of a scaffolding protein is to bring multiple proteins together and to ensure they interact properly. However, an altered and highly toxic form of FLNA is found in the Alzheimer’s brain. Altered FLNA disrupts the normal function of neurons, leading to neurodegeneration and brain inflammation. Our investigational drug candidate, PTI-125, is designed to restore the normal shape & function of FLNA in the brain.  This drug effect exerts powerful anti-neuroinflammatory effects and improves the function of multiple brain receptors.

In animal models of disease, treatment with PTI-125 resulted in dramatic improvements in brain health, such as improved learning and memory; improved insulin receptor signaling; and significant reductions in levels of inflammatory cytokines in the brain.

We are also developing a biomarker/diagnostic to detect Alzheimer’s disease with a simple blood test.  This program, called PTI-125Dx, also receives scientific and financial support from NIH.

The underlying science for our programs in neurodegeneration is published in several prestigious peer-reviewed technical journals, including Journal of Neuroscience, Neurobiology of Aging, and Journal of Biological Chemistry.  As previously announced, NIH awarded us two research grants in 2018 following an in-depth, confidential review of our science and technology.  These two NIH grants represent up to $6.7 million of non-dilutive financing.

About Alzheimer's Disease
Alzheimer’s disease is a progressive brain disorder that destroys memory and thinking skills. Eventually, a person with Alzheimer’s disease may be unable to carry out even simple tasks.  Currently, there are no drug therapies to halt Alzheimer’s disease, much less reverse its course.
An estimated 5.8 million Americans of all ages are living with Alzheimer's disease in 2019.

About Cassava Sciences, Inc.
The mission of Cassava Sciences is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease.  Over the past ten years, we have combined state-of-the-art technology with new insights in neurobiology to develop novel solutions for Alzheimer’s disease. We own worldwide development and commercial rights to our research programs in Alzheimer’s disease, and related technology, without royalty obligations to any third-party.

For More Information Contact:
Eric Schoen
Chief Financial Officer
Cassava Sciences, Inc.
eschoen@CassavaSciences.com
(512) 501-2450

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act").  Cassava Sciences disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Safe Harbor for forward-looking statements contained in the Act.  Examples of such statements include, but are not limited to, statements regarding the timing of clinical studies and the potential benefits of the Company’s programs in Alzheimer’s disease, including our ongoing Phase II program, and expected cash use in future periods. The Company cautions that forward-looking statements are inherently uncertain. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to development and testing of our drug candidates; unexpected adverse side effects or inadequate therapeutic efficacy of our drug candidates; the uncertainty of patent protection for our intellectual property or trade secrets; unanticipated additional research and development, litigation and other costs; the need to raise additional funding from time-to-time, and the potential for competing products to be developed by competitors and potential competitors or others.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.  For further information regarding these and other risks related to our business, investors should consult our filings with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC's website at www.sec.gov.

– Financial Tables Follow –

CASSAVA SCIENCES, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2019	2018
Operating expenses
Research and development, net of grant reimbursement	$574	$1,068
General and administrative	877	1,099
Total operating expenses	1,451	2,167
Operating loss	(1,451)	(2,167)
Interest income	92	7
Net loss	$(1,359)	$(2,160)

Net loss per share, basic and diluted	$(0.08)	$(0.33)

Weighted-average shares used in computing net loss per share, basic and diluted	17,162	6,638

CONDENSED BALANCE SHEETS
(unaudited, in thousands)
	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$19,125	$19,807
Other current assets	140	233
Total current assets	19,265	20,040
Property and equipment, net	88	87
Operating lease right-of-use assets	158	—
Other assets	12	12
Total assets	$19,523	$20,139
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$495	$294
Accrued development expense	243	156
Accrued compensation and benefits	62	61
Operating lease liabilities, current	90	—
Other accrued liabilities	12	—
Total current liabilities	902	511
Operating lease liabilities, non-current	68	—
Total liabilities	970	511
Stockholders' equity
Common Stock and additional paid-in-capital	183,868	183,584
Accumulated deficit	(165,315)	(163,956)
Total stockholders' equity	18,553	19,628
Total liabilities and stockholders' equity	$19,523	$20,139